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                                                                    Exhibit 32.2

                Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-Q of Associated Materials Incorporated (the "Company") for the period ended October 2, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, D. Keith LaVanway, Vice President - Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 16, 2004            By: /s/ D. Keith LaVanway
                                       ----------------------------------------
                                       D. Keith LaVanway
                                       Vice President - Chief Financial Officer,
                                       Treasurer and Secretary
                                       (Principal Financial Officer and
                                       Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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